Exhibit 99.1

News Release

TE CONNECTIVITY ANNOUNCES PRICING OF

$325 MILLION SENIOR NOTES OFFERING

SCHAFFHAUSEN, Switzerland, Nov. 20, 2013/PR Newswire/ — TE Connectivity Ltd. (NYSE: TEL) today announced that its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), has priced an offering of $325 million aggregate principal amount of 2.375% senior notes due 2018. The offer is being made pursuant to an effective registration statement filed by TE Connectivity Ltd. and TEGSA on January 21, 2011.

The $325 million senior notes due 2018 will be issued at a price of 99.493% and will have a stated interest rate of 2.375% per year, payable semi-annually.

TE Connectivity intends to use the net proceeds of this offering for general corporate purposes, which may include repayment of outstanding debt.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint book-running managers for this offering, which is expected to close on November 25, 2013.

A copy of the prospectus for the offering can be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by calling (800) 831-9146, or by emailing batprospectusdept@citi.com or from your Deutsche Bank Securities sales person or Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Floor 2, Jersey City, NJ 07311-3988, by calling (800) 503-4611, or by emailing prospectus.cpdg@db.com or from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, NY 10038, Attention: Prospectus Department, by calling (800) 294-1322, or by e-mailing dg.prospectus_requests@baml.com.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

ABOUT TE CONNECTIVITY

TE Connectivity is a $13 billion world leader in connectivity. The Company designs and manufactures products at the heart of electronic connections for the world’s leading industries including automotive, energy and industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. TE Connectivity’s long-standing commitment to innovation and engineering excellence helps its customers solve the need for more energy efficiency, always-on communications and ever-increasing productivity. With nearly 90,000 employees in over 50 countries, TE Connectivity makes connections the world relies on to work flawlessly every day.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications, networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations:	Investor Relations:
	Jane Crawford	Keith Kolstrom
	610-893-9689	610-893-9551 Office
	jane.crawford@te.com	keith.kolstrom@te.com

	Brian Schaffer	Will Ruthrauff
	212-279-3115 Office	610-893-9565 Office
	bschaffer@prosek.com	will.ruthrauff@te.com

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